                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CERTIFIED GROCERS OF CALIFORNIA, LTD.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           CERTIFIED GROCERS OF CALIFORNIA, LTD.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

Headquarters  2601 South Eastern Avenue  Los Angeles, California  (213) 723-7478
   Mailing Address  P.O. Box 3396, Terminal Annex  Los Angeles, California 90051

                                           CERTIFIED GROCERS OF CALIFORNIA, LTD.

                                                               Alfred A. Plamann
                                                                   President and
                                                         Chief Executive Officer

March 1, 1995

Dear Shareholder:

The Annual Shareholders' Meeting scheduled for March 14, 1995 has had a change in venue. The meeting will be held at the Wyndham Garden Hotel, Salon B, C, D, and E. The hotel is located at 5757 Telegraph Road in the City of Commerce.

I would like to take this time to personally invite each one of you to the shareholders' meeting. As the president and chief executive officer of Certified Grocers, I believe it is important that the lines of communication remain open between Certified and its membership by keeping the members informed. The Annual Shareholders' Meeting is an excellent forum which allows us to do just that.

We are changing the way Certified Grocers conducts business today in order to secure a place for us in the future. I believe that our retailers play an essential role in our future; after all, it is the success of your company that lends to the success of Certified Grocers of California, Ltd. Please join me at the Annual Shareholders' Meeting on Tuesday, March 14, 1995.

I look forward to seeing you at the meeting.

Sincerely,

CERTIFIED GROCERS OF CALIFORNIA, LTD.

Alfred A. Plamann
President and CEO

AAP:mkh

                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
            2601 SOUTH EASTERN AVENUE, LOS ANGELES, CALIFORNIA 90040

                              -------------------

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS (REVISED)
                                 MARCH 14, 1995

    The Annual Meeting of Shareholders of Certified Grocers of California, Ltd., a California corporation, will be held in Salons B through E of the Wyndham Garden Hotel, 5757 Telegraph Road, City of Commerce, California, on March 14, 1995 at 10:00 a.m., for the following purposes:

        1. To elect the fifteen members of the Board of Directors for the ensuing year, twelve by the holders of Class A Shares and three by the holders of Class B Shares.

        2. To transact such other business as may properly come before the meeting.

    The names of the nominees intended to be presented by the Board of Directors for election as Directors for the ensuing year are set forth in the proxy statement previously sent to you.

    Only shareholders of record at the close of business on January 26, 1995 will be entitled to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE PROXY RELATING TO THE ANNUAL MEETING AND RETURN IT PROMPTLY. YOU MAY REVOKE YOUR PROXY IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  DAVID A. WOODWARD, SECRETARY

March 1, 1995